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                                                                   Exhibit 23.03

                                 [Xcel Energy Letterhead]




Legal Counsel's Consent

I do hereby consent to the use of my name in the within Registration Statement and the accompanying Prospectus of Northern States Power Company, a Minnesota corporation, and to the use of my opinion, filed as Exhibit 5.01 to the Registration Statement.



Date:  April 17, 2001                        /s/ Gary R. Johnson
                                             ----------------------------------
                                             Gary R. Johnson
                                             Vice President and General Counsel